SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    April 20, 2005

INFORTE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-29239	36-3909334
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

150 North Michigan Avenue, Suite 3400
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (312) 540-0900

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 ..425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry Into a Material Definitive Agreement

        On April 20, 2005 Inforte Corp. granted 106,586 shares of common stock to eligible employees, of which 26,697 and 24,123 shares of common stock were granted to Mr. David Sutton, Inforte's President and Chief Executive Officer, and Mr. Nick Heyes, Inforte's Chief Financial Officer, respectively. These grants of shares of common stock were intended to compensate all eligible holders of unexercised vested options for the estimated loss in stock option value due to the one-time cash distribution of $1.50 per share of common stock. The number of shares issued was calculated to approximate the decline in value, based on the Black-Scholes option pricing method, of unexercised vested stock options with a strike price of less than $9.00, due to the one-time cash distribution.

ITEM 2.02.  Results of Operations and Financial Condition

        On April 21, 2005, Inforte Corp. issued a release regarding earnings for the first quarter of 2005. The text of the press release is attached as Exhibit 99 and is being furnished pursuant to Item 2.02 of Form 8-K (Results of Operations and Financial Condition).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORTE CORP.
April 22, 2005	By: /s/ Nick Heyes
Nick Heyes
Chief Financial Officer

EXHIBIT INDEX

No.	Description of Exhibit

99	Press Release